Exhibit 10(iii)(a)

COMMERCIAL METALS COMPANY

1999 NON-EMPLOYEE DIRECTOR STOCK PLAN

Second Amendment and Restatement

The Commercial Metals Company 1999 Non-Employee Director Stock Option Plan (hereinafter called the “Plan”) was adopted by the Board of Directors of Commercial Metals Company, a Delaware corporation (hereinafter called the “Company”). The Plan was originally effective as of November 22, 1999 and the Plan was amended and restated effective January 27, 2005. This second amended and restated version of the Plan is effective January 1, 2007.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain Outside Directors of the Company and to provide such persons with a proprietary interest in the Company through the granting of nonqualified stock options, restricted stock and restricted stock units that will:

(a) increase the interest of such persons in the Company’s welfare;

(b) furnish an incentive to such persons to continue their services for the Company; and

(c) provide a means through which the Company may attract able persons as directors.

With respect to any Participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1  [Reserved]

2.1A  “Award” means the grant of any Stock Option, Restricted Stock or Restricted Stock Units. To the extent an Award issued under the Plan is subject to Section 409A of the Code, such Award shall be issued in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.

2.1B  “Award Agreement” means a written agreement between a Participant and the Company that sets out the terms of the Award.

2.2  “Board” means the board of directors of the Company.

2.3  “Change of Control” means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3)of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 15% of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act), provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquirer is (w) Daniel E. Feldman, Moses Feldman, Robert L. Feldman, or Sara B. Feldman (the “Feldmans”), or any of his or her affiliates, so long as the Feldmans and their affiliates do not beneficially own an aggregate of 25% or more of the shares of Common Stock then outstanding, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7. Under sub-clause (w) of clause (v) of the preceding sentence, if a person or entity is an affiliate of one or more of the Feldmans and of another person or entity, such sub-clause (w) shall not serve to exempt such other person or entity in determining whether a Change of Control has occurred.

Notwithstanding the foregoing provisions of this Section 2.3, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.4  “Code” means the Internal Revenue Code of 1986, as amended.

2.5  “Committee” means the nominating and corporate governance committee of the Board or such other committee appointed or designated by the Board to administer the Plan in accordance with ARTICLE 3 of this Plan.

2.6  “Common Stock” means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

2.7  “Company” means Commercial Metals Company, a Delaware corporation, and any successor entity.

2.8  “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement in accordance with the terms of the Plan; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.9  “Election Form” means a form approved by the Committee pursuant to which an Outside Director elects payment of all or a portion of his or her Fees under Section 4.2 of this Plan in the form of Restricted Stock Units, and, if applicable, an Outside Director elects to receive his or her automatic grant Award under Section 4.1 of this Plan in the form of Restricted Stock Units or shares of Restricted Stock.

2.9A   “Election Period” means the period between November 1 and December 31 immediately prior to the commencement of a calendar year in which compensation for Outside Director services is earned, or such other time period designated by the Committee, during which an Outside Director may elect payment of all or a portion of his or her Fees under Section 4.2 of this Plan in the form of Restricted Stock Units, and, if applicable, an Outside Director elects to receive his or her automatic grant Award under Section 4.1 of this Plan in the form of Restricted Stock Units or shares of Restricted Stock. If a person becomes an Outside Director at any time during a calendar year, including an Employee serving as a director who becomes an Outside Director because such director’s employment with the Company terminates during such period, the Election Period for such person for that year

(i) shall commence no earlier than the date that is fifteen (15) days prior to the date on which such person first becomes an Outside Director and (ii) shall end at the close of the day on which such person first becomes an Outside Director, unless an election made during such period would result in the current taxation of such person pursuant to Section 409A of the Code or any guidance issued thereunder.

2.10  “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.11  “Fair Market Value” means, as of a particular date, the closing sales price per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported,.

2.12  “Fees” means the applicable directors fees including lead director fees, committee chair fees and meeting fees payable by the Company to an Outside Director for service as an Outside Director of the Company during a calendar year, as such amounts may be changed from time to time.

2.13  “Optioned Shares” means the full shares of Common Stock which a Participant may purchase pursuant to the exercise of a Stock Option granted pursuant to this Plan.

2.14  “Option Period” means the period during which a Stock Option may be exercised.

2.15  “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.16  [Reserved]

2.17  “Outside Director” means a director of the Company who is not an Employee.

2.18  “Participant” means an Outside Director of the Company.

2.19  “Plan” means this Commercial Metals Company 1999 Outside Director Stock Option Plan, as amended from time to time.

2.20  [Reserved]

2.20A  “Restricted Stock” means shares of Common Stock issued to a Participant pursuant to Sections 4.1, which are subject to restrictions or limitations set forth in the Plan and in the related Award Agreement.

2.20B  “Restricted Stock Units” means rights awarded to a Participant pursuant to Sections 4.1 and 4.2 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.21  “Retirement” means Termination of Service as a Director at or after attaining age 62.

2.22  “Stock Option” means a non-qualified option to purchase Common Stock granted to a Participant under the Plan.

2.23  [Reserved]

2.24  “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.25  “Termination of Service as a Director” occurs when a Participant who is an Outside Director of the Company shall cease to serve as a director of the Company for any reason. Notwithstanding the foregoing provisions of this Section 2.25, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service as a Director” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.26  “Total and Permanent Disability” means that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties as a director for a period of six (6) continuous months, as determined in good faith by the Committee. Notwithstanding the foregoing provisions of this Section 2.26, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3

ADMINISTRATION

3.1  General Administration; Establishment of Committee.  Subject to the terms of this ARTICLE 3, the Plan shall be administered by the nominating and corporate governance committee or the Board or such other committee appointed by the Board (the “Committee”). The Committee shall consist of not fewer than two (2) persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

Membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.2  Authority of the Committee.  The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officer of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY; GRANT OF AWARDS

4.1  Automatic Grant of Awards.  On the date of the Company’s annual meeting of stockholders, each Outside Director serving as such on that date shall automatically be granted an Award of either (i) a Stock Option to purchase Fourteen Thousand (14,000) shares of Common Stock on such date or (ii) at the election of a Participant, either four thousand (4,000) Restricted Stock Units or four thousand (4,000) shares of Restricted Stock.

The Committee, in its sole discretion, shall determine, on or prior to the date of the Company’s annual meeting of stockholders whether all Participants shall receive the grant of the annual Award in the form of Stock Options or all Participants shall receive the choice of Restricted Stock Units or shares of Restricted Stock. If the Committee determines, in its sole discretion, that all Participants shall receive the choice of Restricted Stock Units or shares of Restricted Stock, each Participant shall receive Restricted Stock Units or shares of Restricted Stock based on his or her election made in a valid Election Form that was delivered to the Secretary of the Company, or such other person as the Committee may designate; provided that, if a Participant has failed to make such an election, such Participant shall be deemed to have elected to receive shares of Restricted Stock.

If a person becomes an Outside Director during a calendar year, including an Employee serving as a director who becomes an Outside Director because such director’s employment with the Company terminates during such year, such Outside Director shall automatically be granted an Award in the same form (and with the same election rights to receive Restricted Stock Units or shares of Restricted Stock as described in the preceding paragraphs of this Section 4.1, if applicable) as the Award granted to each other Outside Director for such year, but reduced by multiplying such Award by a fraction, (i) the numerator of which shall be the number of days from the date such person became an Outside Director until the one-year (1-year) anniversary Company’s immediately preceding annual meeting of stockholders, and (ii) the denominator of which shall be three hundred sixty five (365). In the event that the calculation in the immediately preceding sentence would result in a fractional share being subject to a Stock Option or an Award of Restricted Stock Units or shares of Restricted Stock, the number of shares shall be rounded up to the next whole number of shares.

4.2  Election to Receive Restricted Stock Units in Lieu of Cash Fees.  A Participant may elect to receive all or part of the cash Fees otherwise payable to him or her during a calendar year in the form of Restricted Stock Units as set forth below in this Section 4.2. An Outside Director who wishes to make such an election must irrevocably elect to do so by delivering a valid Election Form during the Election Period to the Secretary of the Company, or such other person as the Committee may designate. For example, an Outside Director may elect in an Election Form to receive 75% of his or her “Service Fees” (as described below) and 25% of his or her “Meeting Fees” (as described below) in the form of Restricted Stock Units, and the remainder of such cash Fees shall be paid in accordance with the Company’s normal payroll practices for Outside Directors.

Except as otherwise provided herein, an Outside Director’s timely election to receive Restricted Stock Units in lieu of all or part of the cash Fees under this Section 4.2 will be effective as of the first day of the calendar year covered by the Election Form. For a person who becomes an Outside Director during a calendar year, including an Employee serving as a director who becomes an Outside Director because such director’s employment with the Company terminates during such year, an election will be effective on the date on which such person becomes an Outside Director, if a valid Election Form is timely delivered in accordance with Section 2.9A to the Secretary of the Company, or such other person as the Committee may designate.

(a) Fees Comprised of Directors Fees and Committee Chair and Lead Director Fees.  An election to receive Restricted Stock Units in lieu of all or part of the cash Fees which are comprised of any portion of unpaid directors fees, committee chair or lead director fees (collectively, “Service Fees”), is irrevocable and shall be valid only for the calendar year covered by such election. Except as otherwise provided herein, the Date of Grant for Restricted Stock Units granted under this Section 4.2(a) will be the date of the Company’s annual meeting of stockholders occurring in the calendar year covered by the Election Form. For a person who becomes an Outside Director during a calendar year, including an Employee serving as a director who becomes an Outside Director because such director’s employment with the Company terminates during such year, the Date of Grant will be date on which such person becomes an Outside Director, if a valid Election

Form is timely delivered in accordance with Section 2.9A to the Secretary of the Company, or such other person as the Committee may designate.

The number of shares subject to Restricted Stock Units granted pursuant to this Section 4.2(a) shall be the number of shares whose Fair Market Value (determined as of the Date of Grant) is equal to the dollar amount of the Service Fees subject to the Participant’s election. Notwithstanding the foregoing, in the event that the calculation in the immediately preceding sentence would result in a fractional share being subject to an Award of Restricted Stock Units the number of shares shall be rounded up to the next whole number of shares.

(b) Fees Comprised of Meeting Fees.  An election to receive Restricted Stock Units in lieu of all or any portion of cash Fees which are comprised of unpaid meeting fees (“Meeting Fees”) is irrevocable and shall be valid only for the calendar year covered by such election. The Date of Grant for Restricted Stock Units granted under this Section 4.2(b) will occur on June 30 and December 30 of the calendar year covered by the Election Form.

If a Participant elects to receive grants of Restricted Stock Units in lieu of all or part of the Participant’s Meeting Fees, the Meeting Fees for the calendar year that would otherwise be paid to the Participant during the six-month period prior to each applicable Date of Grant shall be accumulated, and, on a Date of Grant under this Section 4.2(b), such accumulated Meeting Fees shall be converted to an Award of Restricted Stock Units. The number of shares subject to Restricted Stock Units in each such Award shall be the number of shares whose Fair Market Value (determined as of the Date of Grant) is equal to the dollar amount of the accumulated Meeting Fees earned by the Participant for such six-month period. Notwithstanding the foregoing, in the event that the calculation in the immediately preceding sentence would result in a fractional share being subject to an Award of Restricted Stock Units, the number of shares shall be rounded up to the next whole number of shares.

If any accumulated Meeting Fees are not converted to Awards under this Section 4.2(b) because of a Change of Control prior to a Date of Grant, such accumulated Meeting Fees shall be paid as soon as administratively practicable to the Participant after such Change of Control. If any accumulated Meeting Fees are not converted to Awards under this Section 4.2(b) because of the Participant’s Termination of Service as a Director, such accumulated Meeting Fees shall be forfeited by the Participant; provided, however, if such Termination of Service as a Director occurs due (x) to the Participant’s death, (y) the Participant’s Total and Permanent Disability or (z) the Participant’s Retirement, such accumulated Meeting Fees shall be paid as soon as administratively practicable to the Participant or the Participant’s estate, as applicable. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

For purposes of this Section 4.2, the Fair Market Value of shares subject to Restricted Stock Units shall be determined as if such shares were freely transferable and not otherwise subject to any restriction.

4.3  Stock Options.  Any automatic grant of a Stock Option pursuant to Section 4.1 shall be evidenced by an Award Agreement setting forth the total number of shares of Common Stock subject to the Stock Option, the Option Price, the maximum term of the Stock Option, the Date of Grant, and such other terms and provisions as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant promptly after the Date of Grant of the Stock Option. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

4.4  Restricted Stock Units.  Restricted Stock Units may be awarded to any Participant pursuant to Section 4.1 or Section 4.2, and under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.

(a) Award Agreement.  Any grant of Restricted Stock Units shall be evidenced by an Award Agreement setting forth: (i) the number of shares of Common Stock subject to the Award of Restricted Stock Units, (ii) the time or times within which such Award may be subject to forfeiture, (iii) times or events under which a payment may be made under such Award, and (iv) all other terms, limitations, restrictions, and conditions of the Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock Units Awards need not be the same with respect to each Participant.

(b) Restrictions and Conditions.  Subject to the other provisions of this Plan and the terms of the particular Award Agreements, Restricted Stock Units shall be subject to the following restrictions and conditions:

(i) During such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign any Restricted Stock Units. Except for these limitations, the Board may in its sole discretion, remove any or all of the restrictions on such Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (b)(i) above, the Participant shall have, with respect to his or her Restricted Stock Units, none of the rights of a stockholder of the Company, until issuance to the Participant of the shares subject to the Restricted Stock Unit Award. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired.

(iii) The Restriction Period of Restricted Stock Units shall commence on the Date of Grant, and, subject to ARTICLE 12 of the Plan, shall expire upon satisfaction of the conditions set forth ARTICLE 8A.

(iv) Upon Termination of Service as a Director during the Restriction Period, the nonvested Restricted Stock Units shall be forfeited by the Participant unless such nonvested shares otherwise vest upon Termination of Service as a Director as provided by Section 4.5. Upon any forfeiture, all rights of a Participant with respect to the Restricted Stock Units shall cease and terminate, without any further obligation on the part of the Company.

4.4A  Restricted Stock.  Restricted Stock may be awarded to any Participant pursuant to Section 4.1 under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent Restricted Stock issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.

(a) Award Agreements.  Any grant of Restricted Stock shall be evidenced by an Award Agreement setting forth: (i) the number of shares of Common Stock awarded, (ii) the time or times within which such Award may be subject to forfeiture, (iii) specified criteria that the Committee determines must be met in order to remove any restrictions on such Award, and (iv) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan. The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

(b) Legend on Shares.  A stock certificate or certificates shall be issued in the name of each Participant who is granted Restricted Stock in respect of such shares of Common Stock, or such shares may be represented by uncertificated shares. Such certificate(s) or uncertificated shares shall be registered in the name of the Participant, and shall bear an appropriate legend or notation referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 14.11 of the Plan.

(c) Restrictions and Conditions.  Subject to the other provisions of this Plan and the terms of the particular Award Agreements, shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) During the Restriction Period, the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Board may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (c)(i) above, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant, and, subject to ARTICLE 12 of the Plan, shall expire upon satisfaction of the conditions set forth Section 4.5.

(iv) Upon Termination of Service as a Director during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant unless such nonvested shares otherwise vest upon Termination of Service as a Director as provided by Section 4.5. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

4.5  Vesting; Time of Exercise.

(a) Stock Options granted pursuant to Section 4.1 will be exercisable in the following cumulative installments:

First Installment:  A Stock Option will be exercisable for up to 50% of the Optioned Shares (rounded down so that no fractional share is exercisable) at any time following the first anniversary of the Date of Grant.

Second Installment:  A Stock Option will be exercisable for the remainder of the Optioned Shares not exercisable in the first installment at any time following the second anniversary of the Date of Grant.

Notwithstanding the foregoing, the vesting of installments under Stock Options granted pursuant to Section 4.1 shall automatically accelerate and the Stock Options shall be exercisable in full upon (i) the Participant’s death, (ii) the Participant’s Termination of Service as a Director as a result of Total and Permanent Disability, (iii) the Participant’s Termination of Service as a Director as a result of Retirement, or (iv) the occurrence of a Change of Control. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

(b) Subject to any restriction in the Award Agreement, Restricted Stock Units and Restricted Stock granted pursuant to Section 4.1 or Section 4.2 shall vest in the following cumulative installments:

First Installment:  50% of the Restricted Stock Units and shares of Restricted Stock granted (rounded down so that no fractional share is vested) shall become fully vested upon the first anniversary of the Date of Grant.

Second Installment:  The remainder of the Restricted Stock Units and shares of Restricted Stock granted shall become fully vested upon the second anniversary of the Date of Grant.

Notwithstanding the foregoing, the vesting of Restricted Stock Units and shares of Restricted Stock granted pursuant to Section 4.1 or Section 4.2 shall automatically accelerate upon (i) the Participant’s death, (ii) the Participant’s Termination of Service as a Director as a result of Total and Permanent Disability, (iii) the Participant’s Termination of Service as a Director as a result of Retirement, or (iv) the occurrence of a Change of Control. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO PLAN

The maximum number of shares of Common Stock that may be issued under the Plan is eight hundred thousand (800,000) shares (as may be adjusted in accordance with ARTICLES 11 and 12 hereof). All Stock Options granted under the Plan shall be designated as non-qualified stock options. Shares of Common Stock to be issued under the Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares of Common Stock previously subject to Awards that are forfeited, terminated, or settled in cash in lieu of Common Stock, or expired unexercised shall immediately become available for grants of Awards under the Plan.

During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

ARTICLE 6

OPTION PRICE

The Option Price for any share of Common Stock which may be purchased under a Stock Option shall be 100% of the Fair Market Value of the share on the Date of Grant.

ARTICLE 7

OPTION PERIOD; FORFEITURE

No Stock Option granted under the Plan may be exercised at any time after the end of its Option Period.

The Option Period for each Stock Option will terminate on the first of the following to occur:

(a) 5 p.m. on the seventh anniversary of the Date of Grant;

(b) 5 p.m. on the date which is one (1) year following the Participant’s Termination of Service as a Director due to death or Total and Permanent Disability;

(c) 5 p.m. on the date that is two (2) years following the Participant’s Termination of Service as a Director due to Retirement; provided that any installment not vested and exercisable on the Participant’s Retirement shall terminate and be forfeited on such date; or

(d) 5 p.m. on the date that is thirty (30) days after any other Termination of Service as a Director; provided that any installment not vested and exercisable on the date of such Termination of Service as a Director shall terminate and be forfeited on such date.

ARTICLE 8

EXERCISE OF OPTION

Stock Options may be exercised during the Option Period. Stock Options may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreements, subject to the terms, conditions, and restrictions of the Plan.

In no event may a Stock Option be exercised or shares of Common Stock be issued pursuant to a Stock Option if a necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares of Common Stock to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) any other form of consideration that is acceptable to the Committee in its sole discretion.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered to the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Common Stock may be terminated by the Company.

ARTICLE 8A

ISSUANCE OF COMMON STOCK UNDER RESTRICTED STOCK UNIT AWARDS

Vested Restricted Stock Units granted pursuant to an Award shall be converted to shares of Common Stock, and such shares of Common Stock shall be delivered to a Participant at such times as specified by the Participant in his or her Election Form for such Award, subject to the terms, conditions, and restrictions of the Plan. All elections made in an Election Form shall be irrevocable.

The Participant must elect (in accordance with the procedures and rules established by the Committee), during the applicable Election Period, when vested Restricted Stock Units shall be converted to shares of Common Stock and delivered to the Participant. In the event a Participant elects to receive an Award of Restricted Stock Units but fails to elect (or timely elect) when vested Restricted Stock Units shall be converted to shares of Common Stock and delivered to the Participant, the Participant shall be deemed to have elected that such Restricted Stock Units shall be converted to shares of Common Stock and delivered to the Participant at the time such Restricted Stock Units become vested pursuant to the Plan.

With respect to the election described in this ARTICLE 8A, a Participant may elect that vested Restricted Stock Units shall be converted to shares of Common Stock and delivered to the Participant (i) at the time Restricted Stock Units become vested pursuant to the Plan; (ii) at the time of the Participant’s Termination of Service as a Director; (iii) on a specific date which shall occur on an anniversary of the “Second Installment” described in Section 4.5(b), but in no event later than the fifth anniversary following such Second Installment; or (iv) at the earlier of the occurrence of the time specified in “(ii)” above or the date specified in “(iii)” above.

Upon the occurrence of the applicable event described in the preceding paragraph (the “Payment Date”), the Company shall cause certificates of the Common Stock to be delivered to the Participant (or the Participant’s beneficiary in accordance with the Participant’s will or the laws of descent and distribution) at its principal business office promptly after the Payment Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, the delivery of shares of Common Stock shall not occur unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

ARTICLE 9

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this ARTICLE 9, the Board may at any time and from time to time, without the consent of the Participants, suspend or discontinue the Plan in whole or in part. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies and regulations.

Subject to the forgoing, any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Awards theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendments to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this ARTICLE 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Awards theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10

STOCKHOLDER APPROVAL; TERM

Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Awards hereunder is in all respects subject to the approval of the Plan by the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval. Awards may be granted under the Plan prior to the time of stockholder approval. Any such Awards granted prior to such stockholder approval shall be subject to such stockholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on January 31, 2010, but Awards granted before such date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11

CAPITAL ADJUSTMENTS

In the event that the any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock, issuance of warrants or other rights to purchase Common Stock, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event: (i) the number of shares and type of Common Stock which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock subject to outstanding Awards, and (iii) the Option Price of each outstanding Award. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Award to violate Section 409A of the Code.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12

RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1  General.  The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2  Adjustment; Company Survives.  Subject to any required action by the stockholders and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Award would have been entitled.

12.3  Adjustment; Company Does Not Survive.  Except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any reorganization, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Awards that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving, resulting or consolidated company which were distributed or are to be distributed to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Awards to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms.

12.4  Notice of Adjustment.  Upon the occurrence of each event requiring an adjustment of the Option Price or the number of shares of Common Stock purchasable pursuant to Awards granted pursuant to the terms of this Plan, the Company shall mail to each Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 13

LIQUIDATION OR DISSOLUTION

In case the Company shall, at any time while any Award under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Award, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices then in effect with respect to each Award shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1  Assignability.  No Award granted under this Plan shall be assignable or otherwise transferable by the Participant (or his or her authorized legal representative) during the Participant’s lifetime and, after the death of the Participant, other than by will or the laws of descent and distribution or as provided below in this ARTICLE 14. All or a portion of a Award granted to a Participant may be assigned by such Participant to (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, and (y) subsequent transfers of transferred Awards shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 8A, 9, 11, 12, 13 and 14 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in the Plan and the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an Award that has been transferred by a Participant under this Section 14.1.

14.2  Investment Intent.  The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the shares of Common Stock to be purchased or transferred are being acquired for investment purposes and not with a view to their distribution.

14.3  No Employment Relationship.  No Participant is an Employee of the Company. Nothing herein shall be construed to create an employer-employee relationship between the Company and the Participant.

14.4  Stockholders’ Rights.  The holder of an Award shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

14.5  Effect of the Plan.  Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award to purchase Common Stock of the Company or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

14.6  Indemnification of Board and Committee.  No current or previous member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board and the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise.

14.7  Restrictions.  This Plan, and the granting and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Common Stock under such Awards, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or stock exchanges or transaction reporting systems as may be required. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any regulatory authority having jurisdiction over the securities of the Company. Unless the Awards and Common Stock

covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Award under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof. If any provision of this Plan is found not to be in compliance with such rules, such provision shall be null and void to the extent required to permit this Plan to comply with such rules. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or quoted, and any applicable federal, foreign and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

14.8  Gender and Number.  Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

14.9  Tax Requirements.  The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued upon exercise of Awards granted under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check or through the delivery of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company’s withholding a number of shares to be issued upon the exercise of an Award, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

14.10  Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Awards granted under this Plan shall constitute general funds of the Company.

14.11  Legend.  Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Commercial Metals Company 1999 Non-Employee Stock Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”